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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 11, 2000, except for Note 12(A) as to which the date is July 11, 2000 in the registration statement on Form F-1 of Camtek Ltd.

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
/s/ RICHARD A. EISNER & COMPANY, LLP                 /s/ GOLDSTEIN SABO TEVET
--------------------------------------               --------------------------------------
Richard A. Eisner & Company, LLP                     Goldstein Sabo Tevet
                                                     Certified Public Accountants (Isr.)
New York, New York                                   Tel-Aviv, Israel
July 21, 2000
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